    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1998


                                                      REGISTRATION NO. 333-42151
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 3
                                       TO
                                   FORM SB-2


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                              BOC FINANCIAL CORP.

                 (Name of small business issuer in its charter)

           NORTH CAROLINA                             6712                               56-6511744
    (State or other jurisdiction          (Primary Standard Industrial                (I.R.S. Employer
 of incorporation or organization)        Classification Code Number)               Identification No.)

                            107 SOUTH CENTRAL AVENUE
                          LANDIS, NORTH CAROLINA 28088
                                 (704) 857-7277

                         (Address and telephone number
                        of principal executive offices)

                            ------------------------

                               STEPHEN R. TALBERT
                            CHIEF EXECUTIVE OFFICER
                              BOC FINANCIAL CORP.
                            107 SOUTH CENTRAL AVENUE
                          LANDIS, NORTH CAROLINA 28088
                                 (704) 857-7277

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                               ANTHONY GAETA, JR.
                               BRIAN T. ATKINSON
                            MOORE & VAN ALLEN, PLLC
                        100 NORTH TRYON STREET, FLOOR 47
                           CHARLOTTE, NORTH CAROLINA
                                   28202-4003
                            ------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: To commence as soon as practicable after this Registration Statement becomes effective.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 27. EXHIBITS.

     The exhibits filed as a part of this registration statement are as follows:


EXHIBIT NO.                                                  DESCRIPTION
-----------   ----------------------------------------------------------------------------------------------------------
     1.1      Engagement letter dated December 12, 1997 by and between Landis Savings Bank, SSB and
              William R. Hough & Company**
       2      Amended Plan of Conversion of Landis Savings Bank, SSB dated January 14, 1998**
     3.1      Articles of Incorporation of BOC Financial Corp.**
     3.2      Bylaws of BOC Financial Corp.**
       4      Form of stock certificate of BOC Financial Corp.**
       5      Opinion of Moore & Van Allen, PLLC regarding legality of the Common Stock**
       8      Opinion of Moore & Van Allen, PLLC regarding certain tax matters**
    10.1      Letter agreement dated September 29, 1997 regarding conversion advice and record keeping by and between
              Landis Savings Bank, SSB and The Meritas Group, Inc.**
    10.2      Letter agreement dated September 29, 1997 regarding appraisal and business planning services by and between Landis Savings Bank, SSB and The Meritas Group, Inc.**
    10.3      Form of BOC Financial Corp. Employee Stock Ownership Plan and Trust**
    10.4      Form of BOC Financial Corp. 1998 Management Recognition Plan**
    10.5      Form of BOC Financial Corp. 1998 Nonstatutory Stock Option Plan**
    10.6      Form of BOC Financial Corp. 1998 Incentive Stock Option Plan**
    10.7      Form of Employment Agreement by and between Landis Savings Bank, Inc., SSB and
              Stephen R. Talbert**
    10.8      Letter of Intent, dated December 2, 1997, between Interstate Combined Ventures and Landis Savings Bank,
              SSB**
      21      Subsidiaries of BOC Financial Corp.**
    23.1      Consent of Dixon Odom PLLC
    23.2      Consent of The Meritas Group, Inc.**
    23.3      Consent of Moore & Van Allen, PLLC (included with Exhibit No. 5)**
      24      Power of Attorney (included in the Signature Page)**
      27      Financial Data Schedule**
    99.1      Appraisal Report of The Meritas Group, Inc.**
    99.2      Form of Stock Order Form**
    99.3      Form of Proxy Statement of Landis Savings Bank, SSB**


---------------

** Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on February 9, 1998.


                                         BOC FINANCIAL CORP.

                                         By: /s/______STEPHEN R. TALBERT________
                                                    STEPHEN R. TALBERT
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

     In accordance with the requirements of the Securities act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


                      SIGNATURE                                            TITLE                             DATE
------------------------------------------------------  -------------------------------------------   ------------------

                /s/STEPHEN R. TALBERT                   President, Chief Executive Officer,           February 9, 1998
                  STEPHEN R. TALBERT                      and Director

                /s/THOMAS P. CORRIHER*                  Chairman, Vice President,                     February 9, 1998
                  THOMAS P. CORRIHER                      and Director

                  /s/HENRY H. LAND*                     Secretary, Treasurer and Director             February 9, 1998
                    HENRY H. LAND

                   /s/JOHN A. DRYE*                     Director                                      February 9, 1998
                     JOHN A. DRYE

                /s/SUSAN LINN NORVELL*                  Director                                      February 9, 1998
                  SUSAN LINN NORVELL

                /s/LYNNE SCOTT SAFRIT*                  Director                                      February 9, 1998
                  LYNNE SCOTT SAFRIT

                  /s/LISA B. ASHLEY*                    Chief Financial Officer                       February 9, 1998
                    LISA B. ASHLEY                        (Principal Accounting Officer)


--------------------------------------------------------

*By: /s/______STEPHEN R. TALBERT_______
             STEPHEN R. TALBERT
              ATTORNEY-IN-FACT

                                      II-2